UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 17, 2018

BRUNSWICK CORPORATION

(Exact Name of Registrant Specified in Charter)

Delaware	001-01043	36-0848180
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26125 N. Riverwoods Blvd., Suite 500, Mettawa, Illinois	60045-3420
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 735-4700

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 17, 2018, the Board of Directors of Brunswick Corporation (“Brunswick”) elected Joseph McClanathan to the Board of Directors, effective immediately. In addition, the Board of Directors appointed Mr. McClanathan to the Human Resources and Compensation Committee and the Finance Committee.

The compensation of Mr. McClanathan will be consistent with that provided to all Brunswick non-employee directors, as described in Brunswick's most recent proxy statement filed with the Securities and Exchange Commission on March 22, 2018. There are no transactions or relationships between Brunswick and Mr. McClanathan, therefore nothing that is required to be disclosed pursuant to Item 404 of Regulation S-K. In addition, the Board has determined that Mr. McClanathan is independent for purposes of the listing standards of the New York Stock Exchange and Brunswick's Principles and Practices of the Board of Directors.

The news release announcing the election of Mr. McClanathan to the Brunswick Board of Directors is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits:

Exhibit No.	Description of Exhibit
99.1	Brunswick Corporation News Release dated July 17, 2018, announcing the election of Joseph McClanathan to the Board of Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRUNSWICK CORPORATION

Dated: July 18, 2018	By:	/S/ CHRISTOPHER F. DEKKER
Christopher F. Dekker
Vice President, General Counsel and Secretary